SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20545

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 Date of Report
               (Date of earliest event reported--August 22, 1996

                                  HUBCO, INC.
               (Exact Name of Registrant as Specified in Charter)

                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)

          1-10699                              22-2405745
(Commission File Number)             (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
                    (Address of Principal Executive Offices)

                                 (201) 236-2200
                        (Registrant's Telephone Number)

Item 5--Other Events

     On August 22, 1996, HUBCO, Inc. ("HUBCO") restated its financial statements in order to reflect the effect of recent acquisitions accounted for as poolings of interest. HUBCO'S restated balance sheets at December 31, 1995 and 1994 and restated income statements for each of the three years in the period ended December 31, 1995 are included as an exhibit to the Current Report on Form 8-K.

Item 7--Financial Statements, Pro Forma Financial Information and Exhibits

    99  Restated Financial Statements of HUBCO, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, HUBCO, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.



                                HUBCO, INC.



Dated:  August 22, 1996                 By:        KENNETH T. NEILSON
                                           -------------------------------------
                                            Kenneth T. Neilson
                                            President and
                                            Chief Executive Officer

                          HUBCO, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                     AS OF DECEMBER 31, 1995, 1994 AND 1993

                                  TOGETHER WITH

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of

HUBCO, Inc.:

We have audited the accompanying consolidated balance sheets of HUBCO, Inc. (a New Jersey corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Growth Financial Corporation for any of the years presented nor did we audit the 1993 consolidated financial statements of Urban National Bank. These entities were acquired during 1996 and 1995, respectively, in transactions accounted for under the pooling of interests method, as discussed in Note 2. Such statements collectively reflect net interest income of 7%, 5% and 10% of the consolidated totals in 1995, 1994 and 1993, respectively. These statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it related to amounts included for Growth Financial Corporation and Urban National Bank, for the periods referred to above, is based solely upon the reports of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of HUBCO, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

In 1993 the Company changed its method of accounting for investments in debt and equity securities and purchased mortgage servicing rights.

Roseland, New Jersey
July 1, 1996





                           CONSOLIDATED BALANCE SHEETS
- ---------------------------------------------------------------------------------------------------
                          HUBCO, INC. AND SUBSIDIARIES

                                                                                December 31,
       (In thousands, except share data)                                      1995         1994
- ----------------------------------------                                   ----------    ----------
Assets
Cash and due from banks                                                    $  132,778    $  112,017
Federal funds sold                                                             49,700        37,780
                                                                           ----------    ----------
           Total Cash and Cash Equivalents                                    182,478       149,797
Securities available for sale, at market value
     (amortized cost of $416,461 and $196,521
     for 1995 and 1994, respectively)                                         420,162       189,744
Securities held to maturity, at cost (market value
     of $297,585 and $640,016 for 1995 and 1994,
     respectively)                                                            294,057       672,303
Loans:
     Real estate mortgage                                                     871,433       821,206
     Commercial and financial                                                 397,662       341,981
     Consumer credit                                                          146,960       151,647
     Credit card                                                               57,915        67,577
                                                                           ----------    ----------
           Total Loans                                                      1,473,970     1,382,411
     Less: Allowance for possible loan losses                                (27,251)       (27,617)
                                                                          ----------    ----------
           Net Loans                                                        1,446,719     1,354,794
Premises and equipment, net                                                    37,227        42,209
Other real estate owned                                                        11,564        15,494
Intangibles, net of amortization                                                7,572         9,645
Other assets                                                                   68,839        56,296
                                                                           ----------    ----------
           TOTAL ASSETS                                                    $2,468,618    $2,490,282
                                                                           ==========    ==========
Liabilities and Stockholders' Equity
Deposits:
     Noninterest bearing                                                   $  477,507    $  434,613
     Interest bearing                                                       1,694,096     1,726,428
                                                                           ----------    ----------
           Total Deposits                                                   2,171,603     2,161,041
Borrowings                                                                     55,249       109,611
Other liabilities                                                              21,132        23,465
                                                                           ----------    ----------
           Total Liabilities                                                2,247,984     2,294,117
                                                                           ----------    ----------
Subordinated debt                                                              25,000        25,000
                                                                           ----------    ----------
Commitments and contingencies
Stockholders' Equity:
     Preferred stock--Series A, no par value;
        authorized 3,300,000 shares
        797,811 shares issued and 788,811
        shares outstanding in 1994                                               --        19,147
     Common stock, no par value; authorized 25,000,000
        shares; issued 19,867,885 and outstanding
        19,824,337 shares in 1995 and issued 19,751,644
        and outstanding 18,957,860 in 1994                                     35,325        35,118
     Additional paid-in capital                                                97,439       108,517
     Retained earnings                                                         61,888        27,767
     Treasury stock, at cost, 43,548 common shares in
        1995 and 793,784 common and 9,000 preferred
        shares in 1994                                                           (647)      (11,764)
     Restricted stock award                                                      (688)       (1,266)
     Unrealized gain (loss) on securities available
        for sale, net of income taxes                                           2,317        (6,354)
                                                                           ----------    ----------
           Total Stockholders' Equity                                         195,634       171,165
                                                                           ----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $2,468,618    $2,490,282
                                                                           ==========    ==========
          See Notes to Consolidated Financial Statements.





            CONSOLIDATED STATEMENTS OF INCOME
- ----------------------------------------------------------------------------------------------------
              HUBCO, INC. AND SUBSIDIARIES

Year ended December 31,                                        1995           1994            1993
- -----------------------                                      --------       --------        --------
(in thousands, except per share data)
Interest and fee income:
     Loans--taxable                                          $130,601       $102,471        $ 95,073
     Loans--tax-exempt                                            286            393             337
     Securities--taxable                                       49,435         47,353          34,969
     Securities--tax-exempt                                     1,128          1,651           1,290
     Other                                                      1,476          1,727           2,150
                                                             --------       --------        --------
             Total interest and fee income                    182,926        153,595         133,819
Interest expense:
     Deposits                                                  56,567         43,410          42,555
     Short-term borrowings                                      5,600          2,725           1,658
     Subordinated debt and other debt                           2,246          2,242             874
                                                             --------       --------        --------
             Total interest expense                            64,413         48,377          45,087
                                                             --------       --------        --------
             Net interest income                              118,513        105,218          88,732
Provision for possible loan losses                              8,015          7,509          29,027
                                                             --------       --------        --------
             Net interest income after provision
               for possible loan losses                       110,498         97,709          59,705

Noninterest income:
     Trust department income                                    1,699          2,025           2,040
     Service charges on deposit accounts                       12,317         12,554          11,119
     Securities gains (losses)                                  1,215           (420)          1,607
     Other income                                               8,989          4,333           4,421
                                                             --------       --------        --------
             Total noninterest income                          24,220         18,492          19,187

Noninterest expense:
     Salaries                                                  33,366         30,100          27,373
     Pension and other employee benefits                       11,630          9,678           8,003
     Occupancy expense                                          9,540          8,907           8,162
     Equipment expense                                          5,492          5,348           5,008
     Deposit insurance and other insurance                      4,287          6,219           5,680
     Outside services                                           8,465          7,075           7,318
     Other real estate owned expense                            1,742          2,869           7,116
     Amortization of intangibles                                2,181          1,299              40
     Other                                                     14,761         11,849          13,711
                                                             --------       --------        --------
             Total noninterest expense                         91,464         83,344          82,411
                                                             --------       --------        --------
Income (loss) before income taxes and cumulative
  effect of change in accounting principle                     43,254         32,857          (3,519)
Provision (benefit) for income taxes                           12,657         11,831            (208)
                                                             --------       --------        --------
   Income (loss) before cumulative effect of change
      in accounting principle                                  30,597         21,026          (3,311)
Cumulative effect of change in accounting principle              --             --            (3,118)
                                                             --------       --------        --------
             Net income (loss)                               $ 30,597       $ 21,026        $ (6,429)
                                                             ========       ========        ========
Income (loss) per common share before cumulative
   effect of change in accounting principle:
      Primary                                                 $  1.53       $   1.11        $  (0.22)
      Fully diluted                                           $  1.52       $   1.10        $  (0.22)


Income (loss) per common share after cumulative
   effect of change in accounting principle:
     Primary                                                  $  1.53       $   1.11        $  (0.43)
     Fully diluted                                            $  1.52       $   1.10        $  (0.43)
Weighted Average Shares Outstanding:
     Primary                                                   19,671         18,491          14,918
     Fully diluted                                             20,199         19,093          14,918




                See Notes to Consolidated Financial Statements.

                                   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

- -----------------------------------------------------------------------------------------------------------------------------------

HUBCO, INC. AND SUBSIDIARIES

For the Years Ended December 31, 1995, 1994, and 1993
(in thousands, except share data)

                                                                                                                 Unrealized
                                                                                                                Holding Gain
                                    Convertible                                                                  (Loss) on
                                  Preferred Stock        Common Stock     Additional                  Restricted Securities
                                 -----------------   --------------------  Paid-in- Retained  Treasury   Stock   Available
                                  Shares    Amount     Shares     Amount   Capital  Earnings   Stock     Award   for Sale    Total
                                 -------   -------   ----------   -------  --------  -------  -------   -------  --------  --------
Balance at December 31, 1992      51,824   $    52   13,823,402   $24,577  $ 68,040  $38,017  $    (6)  $  (566)  $  --    $130,114

Net loss -- 1993                    --        --           --        --        --     (6,429)    --        --        --      (6,429)
Cash dividends                      --        --           --        --        --     (3,267)    --        --        --      (3,267)
Stock dividends, including
  stock dividend of acquired
  company                           --        --        992,550     1,765    15,266  (17,031)    --        --        --        --
Return of 1,122 shares of
  restricted stock                  --        --           --        --        --       --        (11)       10      --          (1)
Issuance of restricted stock        --        --         28,512        51       318        1      280      (668)     --         (18)
Amortization of restricted
  stock                             --        --           --        --        --         19     --         278      --         297
Issuance of preferred stock       16,811        17         --        --         487     --       --        --        --         504
Purchase of treasury stock          --        --           --        --        --       --     (4,834)     --        --      (4,834)
Unrealized holding gains on
  securities available
  for sale                          --        --           --        --        --       --       --        --       4,525     4,525
                                 -------   -------   ----------   -------  --------  -------   ------     -----    ------  --------
Balance at December 31, 1993      68,635        69   14,844,464    26,393    84,111   11,310   (4,571)     (946)    4,525   120,891
                                 =======   =======   ==========   =======  ========  =======   ======     =====    ======  ========
Net income -- 1994                  --        --           --        --        --     21,026     --        --        --      21,026
Cash dividends -- common            --        --           --        --        --     (3,512)    --        --        --      (3,512)
Cash dividends -- preferred         --        --           --        --        --       (447)    (447)     --        --        --
Stock dividend of acquired
  company                           --                   53,029        94       521     (615)    --        --        --        --
Return of 4,446 shares of
  restricted stock                  --        --           --        --        --          6      (43)       37      --        --
Issuance of restricted stock        --        --           --        --        --       --        746      (746)     --        --
Amortization of restricted
  stock                             --        --           --        --        --       --       --         389      --         389
Issuance of common stock            --        --      4,578,995     8,142    24,175    --       --        --        --      32,317
Issuance of preferred stock      797,811    19,147         --        --        --       --       --        --        --      19,147
Conversion of preferred
  stock to common stock          (68,635)      (69)     275,156       489      (420)    --       --        --        --        --
Purchase of treasury stock:
  preferred                         --        --           --        --        --       --       (190)     --        --        (190)
  common                            --        --           --        --        --       --     (7,665)     --        --      (7,665)
Exchange of common stock in
  lieu of debt                      --        --           --        --        --       --       (100)     --        --        (100)
Sale of treasury stock              --        --           --        --           5     --         59      --        --          64
Effect of compensation plans        --        --           --        --         130     --       --        --        --         130
Unrealized holding losses on
  securities available
  for sale                          --        --           --        --        --       --       --        --     (10,879)  (10,879)
Other                               --        --           --        --          (5)      (1)    --        --        --          (6)
                                 -------   -------   ----------   -------  --------  -------  -------     -----    ------  --------
Balance at December 31, 1994     797,811    19,147   19,751,644    35,118   108,517   27,767  (11,764)   (1,266)   (6,354)  171,165
                                 =======   =======   ==========   =======  ========  =======   ======     =====    ======  ========
Net income -- 1995                  --        --           --        --        --     30,597     --        --        --      30,597
Cash dividends -- common            --        --           --        --        --     (8,060)    --        --        --      (8,060)
Cash dividends -- preferred         --        --           --        --        --       (521)    --        --        --        (521)
Stock dividend of acquired
  company                           --        --         55,655        99       824     (923)    --        --        --        --
Return of 11,610 shares of          --
  restricted stock                  --        --           --        --        --       --       (141)      141      --        --
Issuance of restricted stock  .     --        --           --        --        --       --       --         (18)     --         (18)
Amortization of restricted
  stock                             --        --           --        --        --       --       --         455      --         455
Redemption of preferred stock
  and conversion of preferred
  stock to common stock         (797,811)  (19,147)        --        --         452     --     16,214      --        --      (2,481)
Purchase of treasury stock:
  preferred                         --        --           --        --        --       --        (71)     --        --         (71)
  common                            --        --           --        --        --       --     (4,885)     --        --      (4,885)
Exercise of stock options           --        --         60,586       108       490     --       --        --        --         598
Effect of compensation plans        --        --           --        --         184     --       --        --        --         184
Regulatory approved transfer
  of acquired subsidiary            --        --           --        --     (13,028)  13,028     --        --        --        --
Unrealized holding gains on
  securities available
  for sale                          --        --           --        --        --       --       --        --       8,671     8,671
                                 -------   -------   ----------   -------  --------  -------   ------     -----    ------  --------
Balance at December 31, 1995        --        --     19,867,885   $35,325  $ 97,439  $61,888   $ (647)    $(688)   $2,317  $195,634
                                 =======   =======   ==========   =======  ========  =======   ======     =====    ======  ========


See Notes to Consolidated Financial Statements


HUBCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
(in thousands)

                                                                             1995          1994           1993
                                                                          ---------      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                      $  30,597      $  21,026      $  (6,429)
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
       Provision for possible loan losses                                     8,015          7,509         29,027
       Provision for depreciation and amortization                            6,944          6,229          4,664
       Amortization of securities premiums, net                                 281          2,769          3,536
       Securities (gains) losses                                             (1,215)           420         (1,607)
         Gain on sale of loans                                                 (308)          (681)          (566)
         Gain on sale of interest in subsidiary                                (817)          --             --
         Deferred income tax benefit                                         (7,306)          (432)          (548)
         Branch  closure and restructuring costs                               --             --            2,370
         Cumulative effect of change in accounting for purchased
           mortgage servicing rights                                           --             --            3,118
         Net change in loans originated for sale                             (1,079)         8,939         (1,017)
         (Increase) decrease in other assets                                 (1,163)        (6,508)         9,939
         Decrease in other liabilities                                       (2,535)       (48,664)        (3,332)
                                                                          ---------      ---------      ---------
            Net cash provided by (used in) operating activities              31,414         (9,393)        39,155
                                                                          ---------      ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sales of securities:
        Available for sale                                                  129,676         85,763        105,429
        Held to maturity                                                       --             --           62,952
   Proceeds from repayments and maturities of securities:
        Available for sale                                                   35,789         50,436         54,585
        Held to maturity                                                    114,597        110,316        156,014
   Purchases of securities:
        Available for sale                                                  (39,777)       (29,302)      (151,884)
        Held to maturity                                                    (82,710)      (311,221)      (323,664)
   Net cash acquired through acquisitions                                      --          117,773         43,134
   Net cash paid for acquisitions                                              --          (26,660)          (227)
   Net decrease in loans                                                    (95,323)        (7,383)        48,223
     Loans purchased                                                         (7,260)        (1,645)        (3,204)
     Proceeds from sales of premises and equipment                             --               26           --
   Purchases of premises and equipment                                       (2,769)       (12,541)        (5,241)
   Decrease in other real estate                                              4,049          2,671          2,328
                                                                          ---------      ---------      ---------
            Net cash provided by (used in) investing activities              56,272        (21,767)       (11,555)
                                                                          ---------      ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net decrease in demand deposits, NOW accounts and savings accounts     $ (39,732)     $ (26,676)     $ (30,991)
   Net increase (decrease)  in certificates of deposit                       50,294         (7,049)       (26,709)
   Net (decrease) increase in borrowings                                    (54,362)        30,372         29,850
   Proceeds from the issuance of subordinated debt                             --           25,000           --
   Proceeds from the issuance of common stock                                   598         32,317           --
   Proceeds from the issuance of preferred stock                               --             --              504
   Redemption of convertible preferred stock                                 (2,481)          --             --
   Cash dividends                                                            (8,581)        (3,959)        (3,267)
   Proceeds from the sale of treasury stock                                    --               64           --
   Acquisition of treasury stock                                             (4,956)        (7,855)        (4,834)
   Proceeds from sale of interest in subsidiary                               4,215           --             --
                                                                          ---------      ---------      ---------
            Net cash provided by (used in) financing activities             (55,005)        42,214        (35,447)
                                                                          ---------      ---------      ---------
            Increase (decrease) in cash and cash equivalents                 32,681         11,054         (7,847)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                              149,797        138,743        146,590
                                                                          ---------      ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                  $ 182,478      $ 149,797      $ 138,743
                                                                          =========      =========      =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the year for--
       Interest                                                           $  63,036      $  46,475      $  45,485
       Income taxes                                                          10,776          8,073         10,222
                                                                          =========      =========      =========


See Notes to Consolidated Financial Statements.

HUBCO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995
(in thousands, except share data)

(1)  SUMMARY OF SIGNIFICANT
     ACCOUNTING POLICIES

     HUBCO, Inc. (the Company) provides a full range of banking services to individual and corporate customers through its two banking subsidiaries, Hudson United Bank (Hudson United Bank) and Lafayette American Bank and Trust Company (Lafayette), with branch locations in New Jersey and Connecticut. The Company is subject to the regulations of certain Federal and state banking agencies and undergoes periodic examinations by those regulatory authorities.

          Basis Of Presentation And Consolidation-

          The consolidated financial statements include the accounts of HUBCO, Inc. and its subsidiaries, all of which are wholly owned. The financial statements of institutions acquired which have been accounted for by the pooling of interests method are included herein for all periods presented.

          In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities, as of the date of the financial statements and revenues and expenses for the period. Actual results could differ significantly from those estimates.

          All significant intercompany accounts and transactions are eliminated in consolidation.

          Securities

          The Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), effective December 31, 1993. In accordance with the pronouncement, the Company classified its securities as held to maturity, available for sale and held for trading purposes.

          Securities for which the Company has the ability and intent to hold until maturity are classified as held to maturity. These securities are carried at cost adjusted for amortization of premiums and accretion of discounts on a straight-line basis which is not materially different from the interest method. Management reviews its intent to hold securities to maturity as a result of changes in circumstances including major business combinations. Such a sale or transfer of held to maturity securities may be necessary to maintain the Company's existing interest rate risk position or credit risk policy.

          Securities which are held for indefinite periods of time which management intends to use as part of its asset/liability strategy, or that may be sold in response to changes in interest rates, changes in prepayment risk, increases in capital requirements or other similar factors, are classified as available for sale and are carried at fair value. Differences between available for sale securities' amortized cost and fair value are charged/credited directly to stockholders' equity, net of income taxes. The cost of securities sold is determined on a specific identification basis.

          The Company has no securities held for trading purposes at December 31, 1995 and 1994.

          Loans

          Loans are recorded at their principal amounts outstanding. Interest income on loans not made on a discounted basis is credited to income based on principal amounts outstanding at applicable interest rates. Interest income on consumer credit loans is recorded primarily using the simple interest method.

          Recognition of interest on the accrual method is discontinued when based on contractual delinquency, timely payment is not expected. A nonaccrual loan is not returned to an accrual status until interest is received on a current basis and other factors indicate collection ability is no longer doubtful.

          The net amount of all loan origination fees, direct loan origination costs and loan commitment fees are deferred and recognized over the estimated life of the related loans as an adjustment of yield.

          Allowance For Possible Loan Losses

          The allowance is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors. The allowance is increased by provisions charged to expense and reduced by net charge-offs.

          While management uses available information to recognize potential losses on loans, future additions to the allowance may be necessary based on changes in economic conditions, particularly in its market areas. In addition, various regulatory agencies, as an integral part of their examination processes, periodically review the Company's allowance for possible loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

          Premises And Equipment

          Land, buildings and furniture, fixtures and equipment are carried at cost. Depreciation on substantially all buildings and furniture, fixtures and equipment is provided using the straight-line method based on estimated useful lives. Maintenance and repairs are expensed as incurred and additions and improvements are capitalized.

          Other Real Estate

          Other real estate (ORE) includes loan collateral that has been formally repossessed. These assets are transferred to ORE and recorded at the lower of carrying cost or fair value of the properties. Subsequent provisions that result from ongoing periodic evaluations of these ORE properties are charged to expense in the period in which they are identified. ORE is carried at the lower of cost or fair value, less estimated costs to sell. Carrying costs, such as maintenance and property taxes, are charged to expense as incurred.

          Investment in Joint Venture

          The Company owns 50% of the common stock of United Financial Services, a third-party data processing service provider. The investment is being accounted for by the equity method.

          Intangibles

          Intangible assets resulting from acquisitions under the purchase method of accounting consist of goodwill and core deposit intangibles. Goodwill is being amortized on a straight-line basis over five years. Core deposit intangibles are being amortized, on a straight-line basis, over the estimated average remaining lives of such intangible assets (primarily five years).

          Purchased Mortgage Servicing Rights

          Purchased mortgage servicing rights are carried at the lower of amortized cost or the discounted value of the related estimated future net cash flow stream. The cost of purchased mortgage servicing rights is amortized over the estimated period of net servicing revenues.

          Federal Income Taxes

          The Company adopted SFAS No. 109, "Accounting for Income Taxes," in 1992. SFAS No. 109 changed the method of accounting for income taxes from the deferred method to the liability method. Certain income and expense items are recorded differently for financial reporting purposes than for Federal income tax purposes and provisions for deferred taxes are made in recognition of these temporary differences. A deferred tax valuation allowance is established if it is more likely than not that all or a portion of the Company's deferred tax asset will not be realized. Changes in the deferred tax valuation allowance are reported through charges or credits to the income tax provision.

          The Company and its subsidiaries file a consolidated Federal income tax return. Under tax sharing agreements, each subsidiary provides for and settles income taxes with the Company as if they would have filed on a separate return basis.

          As discussed further in Note (2), the Company acquired all of the outstanding shares of Lafayette on July 1, 1996. Lafayette established a valuation allowance due to uncertainties surrounding the ability of Lafayette to realize its deferred tax assets. This valuation allowance was reduced during 1995 and 1994 through credits to the provision for income taxes. Considering the combined operating results of HUBCO, it is unlikely that the Company would have established this valuation allowance with respect to its federal deferred tax assets had the companies been combined. Accordingly, the accompanying financial statements (including quarterly financial information in Note 18) have been restated to reflect what the changes to the valuation allowance would have been had the companies always been combined. This restatement resulted in a decrease in net income of $12,212 and $3,663 in 1995 and 1994, respectively, and a decrease in net loss of $8,524 in 1993.

          Recent Accounting Pronouncements

          Effective January 1, 1996, the Company will be required to adopt SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This standard requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes that the adoption of the standard will not have a material impact on the Company's financial position or results of operations.

          Effective January 1, 1996, the Company will be required to adopt SFAS No. 123, "Accounting for Stock-Based Compensation." This statement establishes financial accounting and reporting standards for stock-based employee compensation plans and will allow companies to choose either 1) a fair value method of valuing stock-based compensation plans which will affect reported net income, or 2) to continue following the existing accounting rules for stock option accounting but disclose what the impacts would have been had the new standard been adopted. The Company will choose the disclosure option of this standard which would require disclosing the pro forma net income and earnings per share amounts assuming the fair value method was adopted on January 1, 1995. As a result, the adoption of this standard will not impact the Company's financial position or results of operations.

          Effective January 1, 1997, the Company will be required to adopt SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. Management believes that the adoption of the standard will not have a material impact on the Company's financial position or results of operation.

          Per Share Amounts

          Primary income per common share is computed by dividing net income, less dividends on the convertible preferred stock, by the weighted average number of common shares outstanding during the year. Fully diluted income per share is computed by dividing net income by the weighted average number of common shares plus the number of shares issuable on conversion of the preferred stock. Shares issuable upon the exercise of options are not included in the calculation of income per common share since their effect is not material. All per share amounts have been retroactively adjusted for the three-for-two common stock split on January 14, 1995.

          Cash Equivalents

          Cash equivalents include amounts due from banks and Federal funds sold.

          Reclassifications

          Certain reclassifications have been made to the 1994 and 1993 amounts in order to conform with the 1995 presentation.

(2)  ACQUISITIONS

     On April 5, 1995, the Company acquired all of the outstanding shares of Jefferson National Bank (Jefferson), based in Passaic, New Jersey. Each share of Jefferson common stock outstanding was converted into 2.697 shares of the Company's common stock, for a total of 609,842 shares. At the time of the acquisition, Jefferson had approximately $90,000 in assets.

     On June 30, 1995, the Company acquired all of the outstanding shares of Urban National Bank (Urban), based in Franklin Lakes, New Jersey. Each share of Urban common stock outstanding was converted into 2.17 shares of the Company's common stock, for a total of 2,135,175 shares. At the time of the acquisition, Urban had approximately $230,000 in assets.

     On January 12, 1996, the Company acquired all of the outstanding shares of Growth Financial Corp (Growth), based in Basking Ridge, New Jersey. Each share of Growth common stock outstanding was converted into .69 shares of the Company's common stock, for a total of 1,234,522 shares. At the time of the acquisition, Growth had approximately $128,000 in assets.

     On July 1, 1996, the Company acquired all of the outstanding shares of Lafayette American Bank and Trust Company (Lafayette), based in Bridgeport, Connecticut. Each share of Lafayette common stock outstanding was converted into .588 shares of the Company's common stock, for a total of 5,718,257 shares. At the time of the acquisition, Lafayette had approximately $741,000 in assets.

     The above acquisitions have been accounted for by the pooling-of-interests method of accounting. Accordingly, the accompanying consolidated financial statements include the accounts of these acquired institutions for all periods presented.

     Separate results of the combining entities are as follows-
                                                                   1995
                                                                 --------
       Net interest income-
         The Company                                             $ 81,102
         Growth                                                     5,969
         Lafayette                                                 31,442
                                                                 --------
                                                                 $118,513
                                                                 ========
       Net income-
          The Company                                            $ 23,684
          Growth                                                      198
          Lafayette                                                 6,715
                                                                 --------
                                                                 $ 30,597
                                                                 ========

                                                      1994             1993
                                                    --------         --------
       Net interest income-
          The Company                               $ 58,021         $ 47,018
          Jefferson                                    3,775            3,808
          Urban                                        9,300            8,213
          Growth                                       5,298            3,712
          Lafayette                                   28,824           25,981
                                                    --------         --------
                                                    $105,218         $ 88,732
                                                    ========         ========
       Net income (loss) -
          The Company                               $ 16,931         $ 14,202
          Jefferson                                     (983)          (1,356)
          Urban                                        1,484            1,025
          Growth                                       1,120              312
          Lafayette (1)                                2,474          (20,612)
                                                    --------         --------
                                                    $ 21,026         $ (6,429)
                                                    ========         ========

(1) Represents amounts previously reported by Lafayette as restated for certain changes in the timing of deferred tax asset valuation allowance changes (see
Note 1 - Federal Income Taxes).

On June 30, 1993, the Company, through Hudson United Bank acquired deposits of $123,000 and certain assets of Pilgrim State Bank from Ramapo Bank. On May 6, 1994, the Company, through Hudson United Bank acquired deposits of $104,000 and certain assets of Polifly Federal Savings & Loan Association from the Resolution Trust Corporation.

On July 1, 1994, the Company acquired Washington Bancorp, Inc. (Washington) for a combination of cash and convertible preferred stock with an aggregate consideration of approximately $40.5 million. In the transaction, 51% of the Washington shares were converted into preferred stock at .6708 per share and 49% of the Washington shares were converted to cash at $16.10 per share. The Bank assumed deposits of approximately $237.8 million, received $7.1 million in cash and cash equivalents and acquired $91.4 million in securities and $168.5 million in loans. The transaction has been accounted for as a purchase and, accordingly, the results of operations have been included in the accompanying consolidated financial statements since the date of acquisition. The excess of book value of net assets acquired over their fair value was approximately $5.1 million, which is being amortized over a five-year period.

     On December 7, 1994, the Bank acquired Shoppers Charge Accounts Co. ("Shoppers") for approximately $16.3 million in cash, which approximated the fair value of the assets acquired. The Bank recorded approximately $63.4 million in assets and $46.9 million in liabilities.

     On June 21, 1996, the Company and Westport Bancorp, Inc., ("Westport") based in Westport, Connecticut, signed a definitive agreement under which the Company will acquire Westport in a merger which is intended to be a tax-free transaction and which will be accounted for as a pooling-of-interests. Each of the outstanding shares of Westport will be exchanged for .3225 shares of the Company's common stock. Management expects that the acquisition, which is subject to regulatory approval, will be consumated in November, 1996. In addition, in February 1996, The Company completed the acquisition of three branches from Crossland Federal Savings Bank having deposits of approximately $60,000.


(3)  CASH AND DUE FROM BANKS

     Banks are required to maintain an average reserve balance with the Federal Reserve Bank. The average 1995 amount of this reserve for the Company's subsidiary banks was approximately $31,000.

(4)  SECURITIES

     The amortized cost and estimated market value of securities as of December 31, are summarized as follows:


                                                                                   1995
                                                    ------------------------------------------------------------------
                                                                               Gross Unrealized              Estimated
                                                     Amortized         ----------------------------            Market
                                                       Cost              Gains            Losses               Value
                                                    -----------        ---------          ---------         ----------
    Available for Sale

    U. S. Government                                  $148,016          $  1,662            $  (408)         $149,270
    U. S. Government agencies                          233,089             1,333             (1,706)          232,716
    States and political subdivisions                   10,095                30                (10)           10,115
    Other debt securities                               16,476               198                (52)           16,622
    Equity securities                                    8,785             2,935               (281)           11,439
                                                      --------          --------            -------          --------
                                                      $416,461          $  6,158            $(2,457)         $420,162
                                                      ========          ========            =======          ========
    Held to Maturity
    U. S. Government                                  $ 95,521          $  2,438            $   (18)         $ 97,941
    U. S. Government agencies                          198,536             2,300             (1,192)          199,644
                                                      --------          --------            -------          --------
                                                      $294,057          $  4,738            $(1,210)         $297,585
                                                      ========          ========            =======          ========


                                                                                   1994
                                                    -----------------------------------------------------------------
                                                                               Gross Unrealized            Estimated
                                                     Amortized         ----------------------------          Market
                                                       Cost              Gains            Losses             Value
                                                    -----------        ---------          ---------       -----------
    Available for Sale

    U. S. Government                                 $ 73,916           $     11           ($ 1,850)         $ 72,077
    U. S. Government agencies                         116,757              --                (6,469)          110,288
    States and political subdivisions                   1,202                  1                 (4)            1,199
    Other debt securities                               3,216              --                  --               3,216
    Equity securities                                   1,430              1,657               (123)            2,964
                                                     --------             ------           --------          --------
                                                     $196,521           $  1,669           ($ 8,446)         $189,744
                                                     ========           ========           ========          ========

    Held to Maturity

    U. S. Government                                 $248,926           $      4           ($ 7,022)         $241,908
    U. S. Government agencies                         371,144                 46            (24,278)          346,912
    States and political subdivisions                  33,986                 58               (631)           33,413
    Other debt securities                              18,247                 20               (484)           17,783
                                                     --------           --------           --------          --------
                                                     $672,303           $    128           ($32,415)         $640,016
                                                     ========           ========           ========          ========


     The amortized cost and estimated market value of debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                      Estimated
                                                      Amortized        Market
                                                        Cost            Value
                                                      ---------       ---------
      Available for Sale
      ------------------
      Due in one year or less                          $101,897        $102,113
      Due after one year through five years             154,482         155,948
      Due after five years through ten years              8,667           8,610
      Due after ten years                                 3,339           3,312
                                                       --------        --------
                                                        268,385         269,983

      Mortgage-backed securities                        139,291         138,740
      Equity securities                                   8,785          11,439
                                                       --------        --------
                                                       $416,461        $420,162
                                                       ========        ========
      Held to Maturity
      ----------------
      Due in one year or less                          $ 33,477        $ 33,494
      Due after one year through five years             144,687         148,235
      Due after five years through ten years             10,065           9,888
      Due after ten years                                11,699          11,240
                                                       --------        --------
                                                        199,928         202,857
      Mortgage-backed securities                         94,129          94,728
                                                       --------        --------
                                                       $294,057        $297,585
                                                       ========        ========

     Securities with an amortized cost basis of $36,489 and an estimated market value of $36,143 previously held by Urban and Jefferson, and classified as held-to-maturity were reclassified as available for sale upon consummation of the acquisitions of Urban and Jefferson to maintain the Company's interest rate risk positions.

     In December 1995, the Financial Accounting Standards Board issued a special report- "A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities". This special report allowed the Company to make a one-time reclassification of securities within the categories without tainting other securities held-to-maturity. In December 1995, the Company reclassified securities with an amortized cost basis of $316,828 and an estimated market value of $310,915 from held-to-maturity to available for sale. Securities with an amortized cost of $ 24,998 and an estimated market value of $24,749 were sold in December 1995, resulting in a realized loss of $249.

     In July, 1994, the Company transferred securities with an amortized cost basis of $117,393 and an estimated market value of $116,696 from available for sale to held to maturity. The transfer resulted from the Company's review of its interest rate risk position in connection with the Washington business combination. As of December 31, 1995 and 1994 these securities are included in held to maturity at the estimated fair value at the transfer date, and the unrealized loss is being accreted over the remaining life of the securities.

     In December 1994, the Company transferred securities with an amortized cost basis of $99,721 and an estimated market value of $98,698 from held to maturity to available for sale. Securities with an amortized cost of $50,295 and an estimated market value of $49,996 were immediately sold resulting in a realized loss of $299. The purpose of a portion of the transfer and sale was to fund the purchase price and repay assumed debt related to the Shoppers business combination. As a result of the Shoppers business combination, the Company transferred securities with an amortized cost basis of $48,210 and an estimated fair value of $47,486 from held to maturity to available for sale. The purpose of the transfer was to maintain the Company's interest rate risk position and to adjust for the credit risk associated with the purchase of credit card receivables.

     Sales of securities are summarized as follows:

                                          1995          1994        1993
                                        --------      -------     --------
     Proceeds from sales                $129,676      $85,763     $168,381
     Gross gains from sales                2,149           22        1,705
     Gross losses from sales                (934)        (442)         (98)

     Securities with a book value of $107,740 and $121,223 at December 31, 1995 and 1994, respectively, are pledged to secure public funds, securities sold under agreements to repurchase and for other purposes as required by law.

(5) LOANS

     The Company's loan portfolio is diversified with no industry comprising greater than 10% of the total outstanding. Real estate loans are primarily made in the local lending area of the subsidiary banks.

(6) ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The allowance for possible loan losses is based on estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reflected in operations in the periods in which they become known.

     A summary of the activity in the allowance for possible loan losses is as follows-


                                                                   1995        1994       1993
                                                                 --------    --------    --------
     Balance at January 1                                        $ 27,617    $ 30,439    $ 28,811
     Additions (deductions)-
      Provision charged to expense                                  8,015       7,509      29,027
      Allowance acquired through mergers
        or acquisitions                                              --         4,717         400
      Recoveries on loans previously charged off                    2,421       2,031       1,431
      Loans charged off                                           (10,802)    (18,514)    (22,448)
      Transfers from (to) assets held for sale or reserve
        for foreclosed property losses                               --         1,435      (6,782)
                                                                 --------    --------    --------
     Balance at December 31                                      $ 27,251    $ 27,617    $ 30,439
                                                                 ========    ========    ========


(7) NONPERFORMING ASSETS

     The following table presents information related to loans which are on nonaccrual, contractually past due ninety days or more as to interest or principal payments and loans which have been restructured to provide a reduction or deferral of interest or principal for reasons related to the debtors' financial difficulties.

                                                          1995        1994
                                                        -------     -------
     Nonaccrual loans                                   $23,203     $28,768
     Renegotiated loans                                   2,376       5,631
                                                        -------     -------
         Total nonperforming loans                      $25,579     $34,399
                                                        =======     =======

     90 days or more past due and still accruing        $ 6,064     $ 3,365
                                                        =======     =======

     Gross interest income which would have
       been recorded under original terms               $ 2,297     $ 2,881
     Gross interest income recorded during the year         489         418
       Commitments for additional funds                    --          --
                                                        =======     =======

     In May 1993 and October 1994, the Financial Accounting Standards Board issued SFAS 114, "Accounting by Creditors for Impairment of a Loan" and SFAS 118," Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure." As defined in SFAS 114 and SFAS 118, a loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. SFAS 114 and SFAS 118 require that the measurement of impairment of a loan be based on the present value of expected future cash flows, net of estimated costs to sell discounted at the loan's effective interest rate. Impairment can also be measured based on a loan's observable market price or the fair value of collateral, if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, the Bank will be required to establish a valuation allowance, or adjust existing valuation allowances, with a corresponding charge or credit to the provision for possible loan losses.

     The Company adopted SFAS 114 as of January 1, 1994. The effect of adopting this new accounting standard was not material.

     At December 31, 1995 and 1994 impaired loans, comprised principally of nonaccruing loans totaled $26,194 and $29,500 , respectively. The allowance for possible loan losses related to such impaired loans was $2,885 and $4,127 at December 31, 1995 and 1994, respectively.

     Included in the consolidated balance sheets as of December 31, 1995 and 1994 is $5,347 and $5,581, respectively, of net cash surrender value (net of insurance premium loans in the amount of $1,521 and $585, respectively) pertaining to life insurance policies issued by a company (affiliated with Confederation Life Insurance Company of Canada) which was placed in rehabilitation during 1994. Although uncertainties exist as a result of the rehabilitation process and although the Company has ceased accruing interest on this asset, the information available to the Company does not indicate that this asset (which is not included in the preceding nonperforming asset table) is impaired.

(8) LOANS TO RELATED PARTIES

     In the ordinary course of business, the Company and its subsidiaries have extended credit to various directors, officers and their associates.

     The aggregate extension of this credit is summarized below for the year ended December 31, 1995-

     Balance at January 1                 $17,822
     New loans issued                       9,966
     Repayment of loans                   (10,249)
     Loans to former directors             (3,081)
                                          -------
     Balance at December 31               $14,458
                                          =======



(9) PREMISES AND EQUIPMENT

     The following is a summary of premises and equipment-

                                             1995          1994
                                           --------      --------

     Land                                  $  8,186      $  9,113
     Premises                                32,816        33,291
     Furniture, fixtures and equipment       22,291        23,937
                                           --------      --------
                                             63,293        66,341

     Less- Accumulated depreciation         (26,066)      (24,132)
                                           --------      --------
                                           $ 37,227      $ 42,209
                                           ========      ========

     Depreciation and amortization expense for premises and equipment for 1995, 1994 and 1993 amounted to $4,258, $4,292 and $4,022, respectively.

(10) INCOME TAXES

     The components of the provision (benefit) for income taxes are as follows-


                                                      1995        1994        1993
                                                    -------     -------     -------
     Federal-
       Current                                      $ 5,985     $ 5,664     $ 7,587
       Deferred                                       4,799       3,795      (8,853)
     State                                            1,873       2,372       1,058
                                                    -------     -------     -------
     Total provision (benefit) for income taxes     $12,657     $11,831     $  (208)
                                                    =======     =======     =======


     A reconciliation of the provision (benefit) for income taxes, as reported, with the Federal income tax at the statutory rate of 35 percent is as follows:


                                                                1995        1994         1993
                                                              -------      -------      -------
     Tax at statutory rate                                    $15,139      $11,500      $(1,231)
     Increase (decrease) in taxes resulting from-
        Tax-exempt income                                        (495)        (715)        (569)
        State income taxes, net of
          Federal income tax benefit                            1,217        1,541         (688)
        Reversal of reserves no longer deemed
          necessary                                            (2,076)        --           --
         Change in valuation allowance                         (2,861)      (1,296)       1,339
         Provision for assessments                              1,078          530         --
         Other, net                                               655          271          862
                                                              -------      -------      -------
                     Provision (benefit) for income taxes     $12,657      $11,831      $  (208)
                                                              =======      =======      =======


     Significant components of deferred tax assets and liabilities as of December 31, 1995 and 1994 were as follows:


                                                                      1995         1994
                                                                     -------      -------
     Deferred Tax Assets (Liabilities):
        Allowance for possible loan losses                           $10,605      $ 6,595
         Federal and state tax operating loss carryforwards            8,801       10,654
         Director and officer compensation plans                       1,212        1,245
         Purchased mortgage servicing rights                           1,140        1,250
         Provision for foreclosed property losses                        826        1,259
         Depreciation                                                    503          336
         Unrealized (gain) loss on available for sale securities      (1,498)       1,684
         Cash basis of reporting tax return income                       478          729
         Other                                                           898         (399)
                                                                     -------      -------
                                                                      22,965       23,353
     Valuation Allowance                                              (1,225)      (4,086)
                                                                     -------      -------
     Net Deferred Tax Asset                                          $21,740      $19,267
                                                                     =======      =======

     The deferred tax valuation allowance of $1,225 as of December 31, 1995, represents management's estimate of state operating loss carryforwards which may not be fully realizable. Management periodically evaluates the realizability of its deferred tax asset and will adjust the level of the valuation reserve if it is deemed more likely than not that all or a portion of the asset is realizable.

     As of December 31, 1995, the Company had the following Federal and state carryforwards available for tax reporting purposes which are subject to certain limitations as to the amount which may be utilized in any given year:

                                                    Amount      Expiration Dates
                                                    -------     ----------------
     Federal regular net operating
       loss carryforwards                           $17,472       1998 - 2009
     Federal AMT credit carryforwards               $   856           N/A
     State net operating loss carryforwards         $28,786       1996 - 1999


(11) PENSION PLANS AND
     POSTRETIREMENT BENEFITS

     The Company and its acquired subsidiaries have certain pension plans which cover eligible employees. The plans provide for payments to qualified employees based on salary and years of service. The Company's funding policy for these plans is to make the maximum annual contributions allowed by the applicable regulations.

     Net pension cost includes the following-


                                                           1995         1994         1993
                                                         -------      -------      -------
     Service cost -- benefits earned during the year     $   735      $   572      $   406
     Interest cost on projected benefit obligation         1,186          812          735
     Actual return on plan assets                         (3,804)        (541)        (830)
     Net amortization and deferral                         2,709         (329)         (83)
                                                         -------      -------      -------
                     Net periodic pension cost           $   826      $   514      $   228
                                                         =======      =======      =======

     Assumptions used by HUBCO in the accounting for its plans in 1995, 1994 and 1993 were:

                                             1995     1994     1993
                                           -------  -------  --------

     Weighted average discount rate          7.0%     7.0%     7.0%
     Rate of increase in compensation        4.0%     4.0%     4.0%
     Expected long-term rate of return
        on assets                            8.0%     8.0%     8.0%

     The following table sets forth the funded status and amounts recognized in the consolidated balance sheets at December 31 for the Company's plans:


                                                                             1995            1994
                                                                            -------         -------

      Actuarial present value of benefit obligations-
        Accumulated benefit obligation, including
          vested benefits of $15,578 and $9,688 for
          1995 and 1994, respectively                                       $16,085        $  8,393
                                                                            -------        --------

        Projected benefit obligation for service rendered to date           (17,955)       (11,997)
        Plan assets at fair value                                            18,088         11,303
                                                                            -------        --------

        Projected benefit obligation (greater than) less than
          plan assets                                                           133           (694)
        Unrecognized portion as of December 31, of
          net asset existing at date of adoption of FASB
          Statement No. 87                                                     (217)          (274)
        Prior service cost not yet recognized in net
          periodic pension cost                                               1,089            679
        Unrecognized net asset at December 31                                   (61)         1,063
                                                                            -------        --------
      Prepaid pension costs included in other assets                        $   944        $    774
                                                                            =======        ========

     The Company and its acquired subsidiaries have four 401(k) savings plans covering substantially all of its employees. Under the Plans, the Company matches varying percentages of the first 6% of the employee's contribution. The Company's contributions under these Plans were approximately $549, $262 and $196 in 1995, 1994 and 1993, respectively.

     Except for the pension plans, the Company does not provide any significant post-retirement benefits.

(12) SUBORDINATED DEBT

     In January, 1994, the Company sold $25,000 aggregate principal amount of subordinated debentures. The debentures, which mature in 2004, bear interest at 7.75% per annum payable semiannually.

(13) COMMON STOCK

     On October 13, 1994, the Company announced that its Board of Directors had approved a 3-for-2 stock split payable January 14, 1995 to record holders of HUBCO Common Stock on January 3, 1995. As a result, all share data has been retroactively restated.

     In December, 1994 the Board of Directors adopted the 1995 Stock Option Plan which provides for the issuance of up to 750,000 stock options or restricted stock grants to employees of the Company in addition to restricted stock awards previously granted. The option or grant price cannot be less than the fair market value of the common stock at the date of the grant and options are granted by the Company's restricted stock committee.

     Transactions under the plan are summarized as follows:

                                                 Number        Option Price
                                              of Shares          Per Share
                                              ---------        ------------
        Outstanding, December 31, 1993                0             $-
        Granted                                 450,000            12.83
                                                -------            -----
        Outstanding, December 31, 1994          450,000            12.83

        Granted                                  59,000         17.50-21.00
        Cancelled                               (52,500)           12.83
                                                --------           -----
        Outstanding, December 31, 1995          456,500        $12.83-$21.00
                                                -------        -------------

     As of December 31, 1995, 114,000 shares are exercisable. In connection with the Urban acquisition, options to purchase Urban common stock were converted into options to purchase 32,550 shares of the Company's common stock at exercise prices ranging from $4.15 to $4.61. In connection with the Lafayette and Growth acquisitions, the Company issued HUBCO common shares to the holders of options to purchase Lafayette or Growth common stock, the value of which was based on the value of the options on the date of acquisition.

     During 1989, the Company adopted a restricted stock plan in which 150,000 shares of the Company's common stock may be granted to officers and key employees. During 1992, the Company amended the Plan to increase the maximum number of shares of common stock which may be awarded to 495,000 shares, after giving retroactive effect to stock dividends and the stock split. During 1995 and 1994, 3,800 and 54,450 shares of common stock were awarded which vest between two to five years from the date of grant. The value of shares issued that have not been earned $(688) and ($1,266) has been recorded as a reduction of stockholders' equity for 1995 and 1994, respectively. Amortization of restricted stock awards charged to expense amounted to $455 , $389 and $278 in 1995, 1994 and 1993, respectively.

     On November 8, 1993, the Company's Board of Directors authorized management to repurchase up to 10 percent of its outstanding common stock each year. The program may be discontinued or suspended at any time, and there is no assurance that the Company will purchase the full amount authorized. The acquired shares are to be held in treasury to be used for stock option and other employee benefit plans, preferred stock conversion or in connection with the issuance of common stock in pending or future acquisitions accounted for under the purchase method of accounting. During 1995, the Company purchased 302,000 shares at an aggregate cost of $4.9 million.

     Deferred compensation arrangements have been established for certain directors and management members. These plans provide for certain annual payments upon retirement. In conjunction with certain of these arrangements, Lafayette is the beneficiary under life insurance policies that it has purchased on the respective participants and other nonparticipating employees. These plans do not hold any assets.

     Deferred compensation expense related to the plans for 1995, 1994 and 1993 was $80, $209 and $1,149, respectively.

(14) RESTRICTIONS ON BANK DIVIDENDS, LOANS OR ADVANCES

     Certain restrictions exist regarding the ability of Hudson United Bank to transfer funds to the Company in the form of cash dividends, loans or advances. New Jersey state banking regulations allow for the payment of dividends in any amount provided that capital stock will be unimpaired and there remains an additional amount of paid-in capital of not less than 50 percent of the capital stock amount. Connecticut state banking regulations allow for the declaration and payment of cash dividends only from the current year's and the two prior year's retained net profits. As of December 31, 1995, $107,492 was available for distribution to the Company from Hudson United Bank.

     Under Federal Reserve regulations, the Banks are limited as to the amounts it may loan to its affiliates, including the Company. All such loans are required to be collateralized by specific obligations. During 1994, the Company obtained a loan from Hudson United Bank for $4,000 in order to finance the purchase of its new administrative facility. The loan has been collateralized by the property.

(15) LEASES:

     Total rental expense for all leases amounted to approximately $3,973, $3,877 and, $3,524 in 1995, 1994 and 1993, respectively. At December 31,
     1995, the minimum total rental commitments under all noncancellable leases on bank premises with initial or remaining terms of more than one year were as follows-

      1996                                      $3,232
      1997                                       2,990
      1998                                       2,722
      1999                                       2,261
      2000                                       1,927
      Thereafter                                 7,525

     It is expected that in the normal course of business, leases that expire will be renewed or replaced by leases of other properties.

(16) COMMITMENTS AND CONTINGENT LIABILITIES

     In 1994, the Company entered into an interest rate exchange agreement for the purpose of hedging the interest rate related to the subordinated debt. The agreement is a contractual agreement between the Company and its counterparty to exchange fixed and floating rate interest obligations without exchange of the underlying notional amount of $25,000. Such agreement involves interest rate risk. If interest rates increase, the benefit resulting from the agreement will be diminished. The notional principal amount is used to express the volume of the transaction involved in this agreement; however this amount does not represent exposure to credit loss. The counterparty to the agreement is the fixed rate payor on the agreement and the Company is the floating rate payor on the agreement. The floating rate is reset every three months. The term of this agreement is three years. Management does not anticipate any material loss as a result of this transaction.

     The Company and its subsidiaries, from time to time, may be defendants in legal proceedings. In the opinion of management, based upon consultation with legal counsel, the ultimate resolution of these legal proceedings will not have a material effect on the consolidated financial statements. In the normal course of business, the Company and its subsidiaries have various commitments and contingent liabilities such as commitments to extend credit, letters of credit and liability for assets held in trust which are not reflected in the accompanying financial statements.

     Loan commitments, commitments to extend lines of credit and standby letters of credit are made to customers in the ordinary course of business. Both arrangements have credit risk essentially the same as that involved in extending loans to customers and are subject to the Company's normal credit policies. The Company's maximum exposure to credit loss for loan commitments, primarily unused lines of credit and standby letters of credit outstanding at December 31, 1995 was $272,253 and $20,201, respectively. Commitments under commercial letters of credit used to facilitate customers trade transactions were $1,414 at December 31, 1995.

(17) HUBCO, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION:


                                                                                          December 31
                                                                                    ----------------------
                             BALANCE SHEETS                                           1995          1994
                             --------------                                         --------      --------

      Assets:
        Cash                                                                        $  4,619      $  3,799
        Securities-
           Available for sale                                                         12,387         8,146
           Held to maturity                                                                -        11,904
        Loan receivable                                                                    -           494
        Investment in subsidiaries                                                   185,845       164,154
        Accounts receivable                                                            7,572         1,121
        Premises and equipment, net                                                    5,600         8,066
        Other assets                                                                  10,179         4,081
                                                                                    --------      --------
             Total assets                                                           $226,202      $201,765
                                                                                    ========      ========

      Liabilities and Stockholders' Equity:
        Accounts payable                                                            $    499      $    378
        Notes payable-subsidiary                                                       3,566         3,938
        Accrued taxes and other liabilities                                            1,503         1,284
                                                                                    --------      --------
             Total liabilities                                                         5,568         5,600

      Subordinated debt                                                               25,000        25,000
      Stockholders' equity                                                           195,634       171,165
                                                                                    --------      --------
             Total liabilities and stockholders' equity                             $226,202      $201,765
                                                                                    ========      ========



                                                                            Year Ended December 31
                                                                    ---------------------------------------
                     STATEMENTS OF INCOME                             1995            1994            1993
                     --------------------                           -------         -------         -------
Income:
  Cash dividends from bank subsidiary                               $17,908         $14,261         $11,381
  Interest                                                              851           1,286             256
  Securities gains                                                      813            --              --
  Rental income                                                       1,714             238             238
  Other                                                                 748            --              --
                                                                    -------         -------         -------
                                                                     22,034          15,785          11,875
Expenses:
  General and administrative                                          1,581           1,625             756
  Interest                                                            2,420           1,914            --
                                                                    -------         -------         -------
                                                                      4,001           3,539             756
                                                                    -------         -------         -------
Income before income tax provision (benefit)
  and equity in undistributed
  net income (loss) of subsidiaries                                  18,033          12,246          11,119
Income tax provision (benefit)                                           46            (742)            (73)
                                                                    -------         -------         -------
                                                                     17,987          12,988          11,192

Equity in undistributed net income (loss) of subsidiaries            12,610           8,038         (17,621)
                                                                    -------         -------         -------
     Net income (loss)                                              $30,597         $21,026         $(6,429)
                                                                    =======         =======         =======

HUBCO, INC. (PARENT COMPANY ONLY) FINANCIAL INFORMATION

                                                                  Year Ended December 31
                                                         ---------------------------------------
             STATEMENTS OF CASH FLOWS                      1995            1994            1993
             ------------------------                    -------         -------         -------
Operating activities:
  Net income (loss)                                      $30,597         $21,026         $(6,429)
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities--
      Provision for depreciation                             186             301              66
      Amortization of restricted stock                       455             389             278
      Securities gains                                      (813)           --              --
      Gain on sale of interest in subsidiary                (817)           --              --
      (Increase) decrease in investment in
        subsidiaries                                     (18,745)         (4,366)         17,622
      Increase in accounts  receivable                    (6,451)           (644)           (140)
      Increase in other assets                            (6,116)         (4,006)            (66)
      Decrease in notes payable                             (372)           --              --
      Increase (decrease) in accounts payable                121          (1,847)          2,225
      Increase (decrease) in accrued taxes
        and other liabilities                                229             916            (167)
                                                         -------         -------         -------
             Net cash provided by (used in)
               operating activities                       (1,726)         11,769          13,389
                                                         -------         -------         -------
Investing activities:
  Proceeds from sale of securities                        18,909            --              --
  Proceeds from maturities of securities                     196             865           1,339
  Purchase of securities                                  (5,191)        (15,651)         (6,227)
  Net decrease (increase) in loans                           494            (494)           --
  Capital expenditures                                    (1,116)         (7,077)           --
                                                         -------         -------         -------
             Net cash provided by (used in)
               investing activities                       13,292         (22,357)         (4,888)
                                                         -------         -------         -------
Financing activities:
  Proceeds from sale of interest in subsidiary             4,215            --              --
  Proceeds from issuance of common stock                     557            --              --
  Proceeds from issuance of subordinated debt               --            25,000            --
  Dividends paid                                          (8,081)         (3,959)         (3,267)
  Redemption of convertible preferred stock               (2,481)           --              --
  Acquisition of treasury stock                           (4,956)         (7,855)         (4,834)
  Other                                                     --              --               (21)
                                                         -------         -------         -------
             Net cash provided by (used
               in) financing activities                  (10,746)         13,186          (8,122)
                                                         -------         -------         -------
             Increase in cash                                820           2,598             379

Cash at beginning of year                                  3,799           1,201             822
                                                         -------         -------         -------
Cash at end of year                                       $4,619          $3,799          $1,201
                                                         =======         =======         =======

(18)   SUMMARY OF QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

         The following quarterly financial information for the two years ended December 31, 1995 is unaudited. However, in the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the results of operations for the periods are reflected. Results of operations for the periods are not necessarily indicative of the results of the entire year or any other interim period.


                                                                             Three Months Ended
                                                 ---------------------------------------------------------------------------
                                                   March 31          June 30         September 30           December 31
                                                 --------------    ------------    ------------------    -------------------
1995
   Net interest income                               $29,587          $29,560            $29,434               $29,932
   Provision for possible loan losses                  2,225            2,015              1,650                 2,125
   Income before income taxes                         10,018            9,076             12,424                11,736
   Net income                                          6,626            8,400              8,606                 6,965
   Net income per share-primary                          .33              .42               .43                    .35
   Net income per share-fully diluted                    .32              .42               .43                    .35

1994

   Net interest income                               $23,162          $24,658            $28,091               $29,307
   Provision for possible loan losses                  1,282            1,658              1,941                 2,628
   Income before income taxes                          7,658            7,588              9,030                 8,581
   Net income                                          4,936            5,024              5,808                 5,258
   Net income per share - primary                        .30              .26               .29                   .26
   Net income per share - fully diluted                  .30              .26               .28                   .26

(19)   ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The Financial Accounting Standards Board issued Statement No. 107, "Disclosures About Fair Value of Financial Instruments." Financial instruments encompassing this standard's definition include cash, loan agreements, accounts receivable and payable, debt securities, deposit liabilities, loan commitments, standby letters of credit and financial guarantees, among others. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than a forced or liquidation sale.

         Estimated fair values have been determined by the Company using the best available data and estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating rates, it is presumed that estimated fair values generally approximate their recorded book balances. The estimation methodologies used, the estimated fair values and recorded book balances of the Company's financial instruments at December 31, 1995 and 1994 were as follows:

           Cash and cash equivalents include cash and due from bank balances, Federal funds sold and securities purchased under agreements to resell. For these instruments, the recorded book balance approximates their fair value.

           For securities in the Company's portfolio, fair value was determined by reference to quoted market prices. In the few instances where quoted market prices were not available, prices for similar securities were used. Additional detail is contained in Note 4 to these consolidated financial statements.

                                                          1995                                   1994
                                          ------------------------------------    -----------------------------------
                                              Estimated           Recorded           Estimated           Recorded
                                             Fair Value          Book Value          Fair Value         Book Value
                                          ----------------    ----------------    ---------------    ----------------
           Cash and cash equivalents          $182,478            $182,478            $149,797           $149,797
           Securities                          717,747             714,219             829,760            862,047

           The Company aggregated loans into pools having similar characteristics when comparing their terms, contractual rates, type of collateral, risk profile and other pertinent loan characteristics.
           Since no active market exists for these pools, fair values were estimated using the present value of future cash flows expected to be received. Loan rates currently offered by the Bank were used in determining the appropriate discount rate.


                                                          1995                                   1994
                                          ------------------------------------    -----------------------------------
                                              Estimated        Recorded Book        Estimated         Recorded Book
                                             Fair Value            Value            Fair Value            Value
                                          ----------------    ----------------    ---------------    ----------------
           Loans, net                        $1,409,851          $1,446,719          $1,302,714         $1,354,794


           The fair value of demand deposits, savings deposits and certain money market accounts approximate their recorded book balances. The fair value of fixed maturity certificates of deposit was estimated using the present value of discounted cash flows based on rates currently offered for deposits of similar remaining maturities.


                                                          1995                                   1994
                                          ------------------------------------    -----------------------------------
                                              Estimated           Recorded          Estimated           Recorded
                                             Fair Value          Book Value         Fair Value          Book Value
                                          ----------------    ----------------    ---------------    ----------------
           Deposits                          $2,164,909         $2,171,603          $2,163,524          $2,161,041

           The fair value for accrued interest receivable, the cash surrender value of life insurance policies and for the other borrowed funds approximates their respective recorded book balance.


                                                            1995                                   1994
                                          ------------------------------------    -----------------------------------
                                              Estimated            Recorded          Estimated            Recorded
                                              Fair Value          Book Value         Fair Value          Book Value
                                          ------------------    --------------    ----------------     --------------
           Accrued interest receivable          $20,602            $20,602             $21,109            $21,109
           Cash surrender value of
             life insurance                       8,474              8,474               7,592              7,592
           Short-term borrowings                 55,279             55,249             109,611            109,611

           The fair value of the subordinated debt was determined by reference to quoted market prices.

                                                         1995                                    1994
                                         -------------------------------------    -----------------------------------
                                             Estimated           Recorded            Estimated           Recorded
                                            Fair Value          Book Value          Fair Value          Book Value
                                         ----------------    -----------------    ---------------    ----------------
           Subordinated debt                  $24,621             $25,000             $21,813            $25,000

           The Company's remaining assets and liabilities which are not considered financial instruments have not been valued differently than has been customary with historical cost accounting. There is no material difference between the notional amount and estimated fair value of off-balance sheet items which are primarily comprised of unfunded loan commitments which are generally priced at market at the time of funding.

           For certain homogeneous categories of loans, such as some residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.